UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2013

Dice Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 16th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2013, Dice Holdings, Inc. (the “Company”) announced that Scot W. Melland will resign from his position as Chairman, President and Chief Executive Officer of the Company, after his 12-year tenure with the Company, effective September 30, 2013 (the “Transition Date”). Mr. Melland will retain a seat on the Company’s board of directors (the “Board”) but will resign as Chairman of the Board effective as of the Transition Date.

Michael P. Durney, Executive Vice President, Industry Brands Group and Chief Financial Officer, was elected as President and Chief Executive Officer of the Company effective as of the Transition Date. Mr. Durney has been with the Company since joining the Company’s predecessor as Senior Vice President, Finance and Chief Financial Officer in June 2000. Mr. Durney was elected to the Board to serve as a Class II director effective as of the Transition Date. On an interim basis, Mr. Durney will remain as Executive Vice President, Industry Brands Group and Chief Financial Officer pending the appointment of a successor or successors or until he otherwise resigns from such positions.

Peter R. Ezersky was elected as Chairman of the Board effective as of the Transition Date.

The biographical information of Messrs Melland, Durney and Ezersky and each of the executive officers and directors of the Company, except as discussed under this Item 5.02, is included in the Company’s Annual Report on Form 10-K or Definitive Proxy Statement on Schedule 14A and incorporated by reference into this Item 5.02.

Compensation Arrangements with Michael P. Durney
In connection with the employment of Mr. Durney as President and Chief Executive Officer of the Company, the Company and Mr. Durney have entered into an amendment to the addendum to Mr. Durney’s employment agreement, dated as of July 29, 2013 (the “Amendment”).  Pursuant to the Amendment and effective as of October 1, 2013, Mr. Durney’s annual base salary will be increased to $500,000 and his annual target cash bonus will be increased to 100% of his base salary.

In connection with Mr. Durney’s appointment and pursuant to the Company's 2012 Omnibus Equity Award Plan, Mr. Durney was granted, effective July 24, 2013 (the “Date of Grant”), 80,000 shares of restricted common stock (the “Restricted Shares”) and options to purchase 225,000 shares of Common Stock of the Company (the “Options”). The Restricted Shares will vest 25% on each of the first four anniversaries of the Date of Grant and the Options will vest 25% on the first anniversary of the Date of Grant and ratably quarterly thereafter.

Except as described herein, the terms of Mr. Durney’s employment with the Company remain as described in the Definitive Proxy Statement on Schedule 14A and incorporated by reference into this Item 5.02.

The description of the Amendment does not purport to be a complete description of the terms thereof and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Separation Agreement with Scot W. Melland
In connection with the resignation of Mr. Melland as Chairman, President and Chief Executive Officer of the Company, the Company and Mr. Melland have entered into a separation agreement, dated as of July 29, 2013 (the “Separation Agreement”) and effective as of the Transition Date.

Pursuant to the terms of the Separation Agreement, Mr. Melland will continue to be employed by the Company through the Transition Date. During the period from the date of the Separation Agreement to the Transition Date, Mr. Melland will assist with the transition of his responsibilities and duties to the Company’s new Chief Executive Officer, Mr. Durney, and otherwise provide transition assistance and support to the Company.

Beginning on the Transition Date, Mr. Melland will be engaged to provide certain “consulting services” (as defined in the Separation Agreement) as an independent contractor to the Company for a period of three months, limited to not more than one day per week. For such consulting services, Mr. Melland will be entitled to consideration of $15,000 per month, payable on a monthly basis. From and after the Transition Date, Mr. Melland shall continue to serve as a member of the Board, with entitlement to the same Board compensation as other non-affiliated non-employee directors.

In consideration for entering into the Separation Agreement, Mr. Melland will be entitled to certain payments and benefits, including the following: (i) continued eligibility to receive his pro rata share of the 2013 calendar year performance bonus award at the same time and in the same manner as bonuses are generally paid to other senior executives of the Company; (ii) consideration of $270,375, payable in cash, for extending the non-compete and non-solicit provisions in his previously existing employment agreement to eighteen months following the Transition Date; (iii) continued vesting of equity based awards through March 31, 2014, subject to certain conditions; (iv) continued exercisability of vested options through June 30, 2015; and (v) payment of legal fees and expenses incurred in connection with the negotiation and preparation of the Separation Agreement, in an aggregate amount not to exceed $10,000.

The description of the Separation Agreement does not purport to be a complete description of the terms thereof and is qualified in its entirety by reference to the complete text of the agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01.    Other Events.

On July 24, 2013, the Company issued a press release relating to Mr. Melland’s resignation and Mr. Durney’s succession as President and Chief Executive Officer. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 8.01 of this Form 8-K and the press release exhibited hereto is being furnished under Item 8.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 24, 2013 (incorporated by reference from the Company’s Current Report on Form 8-K filed on July 24, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC. a Delaware corporation

By:	/s/ Michael P. Durney
Michael P. Durney
Executive Vice President, Industry Brands Group and Chief Financial Officer

Date: July 29, 2013